UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2017

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2017, New Jersey Resources Corporation’s (“NJR”) indirect wholly owned subsidiary, Adelphia Gateway, LLC (“Adelphia”), entered into a Purchase and Sale Agreement (“PSA”) with Talen Generation, LLC (“Talen”), an indirect wholly owned subsidiary of Talen Energy Corporation, pursuant to which Adelphia will acquire 100% of the membership interests in Interstate Energy Company LLC (“IEC”), all of which are owned by Talen, for a base purchase price of $166 million, subject to certain adjustments (the “Base Purchase Price”), which includes a $10 million initial payment toward the Base Purchase Price to be paid within two (2) business days of delivery of the standby letter of credit by Talen, described below. Also, Adelphia will pay Talen additional consideration contingent upon the execution of firm natural gas transportation agreements meeting certain specified criteria, in amounts ranging up to $23 million.

IEC owns an existing 84-mile pipeline in southeastern Pennsylvania. Upon the closing of the transactions contemplated by the PSA, Adelphia will acquire IEC and, with it, IEC’s existing pipeline, related assets and rights of way. Adelphia has also agreed to provide firm natural gas transportation service for ten years following the closing to two power generators owned by affiliates of Talen that are currently served by IEC. Talen will retain certain oil storage and transportation assets related to such power generators owned by affiliates of Talen and certain liabilities and obligations related to IEC’s prior operations as an oil pipeline.

The transaction is expected to close following receipt of necessary permits and regulatory actions, including those from the Federal Energy Regulatory Commission and the Pennsylvania Public Utility Commission, and expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

As credit support for certain of Talen’s obligations under the PSA, Talen will deliver a standby letter of credit within fifteen (15) days of the date of the PSA for the benefit of Adelphia, which may be drawn upon in the event the PSA is terminated by Adelphia for material breach and other certain specified circumstances. Additionally, NJR and Talen Energy Supply, LLC, an affiliate of Talen, each delivered a guaranty under the PSA.

The PSA contains customary representations, warranties and covenants of Adelphia and Talen. Subject to certain limitations, the parties will be required to indemnify each other for certain damages resulting from breaches of representations, warranties and covenants made in the PSA. The indemnification obligations are subject to de minimis thresholds, deductible amounts and caps with respect to breaches of certain representations and warranties.

The PSA may be terminated by either party if the closing has not occurred on or before the first anniversary of the execution of the PSA, subject to two additional twelve month extensions if required in order to obtain necessary permits or regulatory actions, provided that such party is not in material breach of the PSA resulting in the failure of the closing to occur by such date. The PSA may also be terminated in certain other circumstances, including if completion of the transaction would violate a non-appealable final order or injunction or if the other party breaches any of its representations, warranties or covenants and such breach would result in the failure of the terminating party's conditions to closing and cannot be (or has not been) cured within 20 days of receipt of notice by the breaching party.

NJR intends to fund the Base Purchase Price and any additional consideration described above with a combination of cash on hand, borrowings under its revolving credit facilities and/or equity issuances.

The foregoing descriptions of the PSA and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the PSA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties set forth in the PSA were made solely for the benefit of the parties to the PSA and (i) should not be treated as categorical statements of fact, but rather as a way of allocating risk if those statements prove to be inaccurate, (ii) may have been qualified by disclosures that were made by one party to the other party, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the date of the PSA or such other date or dates as may be specified in the PSA.

Item 7.01 Regulation FD Disclosure.

On November 2, 2017, NJR issued a press release (the “Press Release”) announcing the entry into the PSA between Adelphia with Talen. NJR also issued an investor fact sheet to provide more information on the transaction (the “Investor Fact Sheet”). A copy of the Press Release and the Investor Fact Sheet are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the timing of the closing of the transaction.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR's Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC's web site, http:.//www.sec.gov. Information included in this filing is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
2.1*	Purchase and Sale Agreement by and between Talen Generation, LLC and Adelphia Gateway, LLC, dated as of October 27, 2017
99.1	Press Release dated November 2, 2017 (furnished, not filed)
99.2	Investor Fact Sheet dated November 2, 2017 (furnished, not filed)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES
CORPORATION

Date: November 2, 2017	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1*	Purchase and Sale Agreement by and between Talen Generation, LLC and Adelphia Gateway, LLC, dated as of October 27, 2017

99.1	Press Release dated November 2, 2017 (furnished, not filed)

99.2	Investor Fact Sheet dated November 2, 2017 (furnished, not filed)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.